Exhibit 99.1
4849 Evanswood Drive, Columbus, Ohio 43229

FOR IMMEDIATE RELEASE
Max & Erma’s Restaurants, Inc.	For Further Information Contact:
NASDAQ: MAXE	William C. Niegsch, Jr.
Exec.Vice President & Chief Financial Officer
September 6, 2006	(614) 431-5800
www.maxandermas.com
MAX & ERMA’S RESTAURANTS, INC.
REPORTS THIRD QUARTER RESULTS
Third Quarter Highlights:
•	110 basis point restaurant margin improvement leads to $277,000 improvement in operating income for third quarter;
•	Net loss for quarter and YTD periods cut significantly;
•	One company-owned restaurant planned for fourth quarter of fiscal 2006;
•	Two to three Company-owned and seven to eight franchised restaurants planned for fiscal 2007;
•	$8.25 million sale-leaseback commitment for three new locations signed.
Financial Summary (Unaudited)
(In thousands, except per share data)

	12 Weeks Ended		40 Weeks Ended
	8/6/06	8/7/05	8/6/06	8/7/05
Revenues	$40,646	$42,813	$141,045	$143,108

Operating Income (Loss)	$14	$(263)	$1,001	$21

Loss Before Taxes	$(811)	$(846)	$(1,333)	$(1,826)

Net Loss	$(295)	$(946)	$(165)	$(1,236)

Net Loss per Diluted Common Share	$(0.12)	$(0.37)	$(0.06)	$(0.49)

Diluted Shares Outstanding	2,552	2,547	2,551	2,534

Columbus, Ohio, September 7, 2006 — Max & Erma’s Restaurants, Inc. (Nasdaq/NMS: MAXE) today reported third quarter 2006 financial results.
Revenues for the third quarter of 2006 declined 5% to $40.6 million from $42.8 million for the third quarter of 2005. Net loss and net loss per share decreased from ($946,000) or $(0.37) per diluted share for the third quarter of 2005 to $(295,000) or $(0.12) per diluted share for the third quarter of 2006. Third quarter 2006 results are after a $339,000 pre-tax asset impairment charge.
Year-to-date revenues decreased 1.4% from $143.1 million for 2005 to $141.0 million for 2006. Year-to-date net loss and net loss per share declined from $(1,236,000) or $(0.49) per diluted share for 2005 to $(165,000) or $(0.06) per diluted share for 2006. Results for 2006 and 2005 include $844,000 and $1,450,000 asset impairment charges, respectively
Todd Barnum, Chairman and Chief Executive Officer of Max & Erma’s said that: “Both the quarter and year-to-date periods reflect significant margin improvement at both the restaurant and corporate level, but the soft sales environment has negated much of the effect of our efforts. Excluding the asset impairment charge recorded during the third quarter of 2006 operating income increased over $600,000 from the third quarter of last year. Mr. Barnum said that the third quarter 2006 impairment charge was primarily for the write-off of restaurant assets at two restaurants scheduled to close in anticipation of their leases ending within the next six months.”
Mr. Barnum added “It remains a difficult sales environment. Same-store sales were off 5.4% for the third quarter of 2006 and 3.2% year-to-date. Much of the decline is a result of the loss of sales associated with reduced couponing and discounting and that those sales were not profitable. Higher gasoline prices, utilities and health care costs have also cut into our customer’s discretionary income.”
The Company has recently received a $8.25 million sale-leaseback commitment for three future restaurant locations. In addition to one opening scheduled for the fourth quarter of 2006, the Company plans to open two to three locations in 2007. Mr. Barnum said that even more exciting are the plans for franchised openings. In 2007, the Company anticipates seven to eight franchised openings. He said one, possibly two restaurants will open in Las Vegas, Nevada. Franchisees are also expected to open locations in Merrillville, Indiana; Norfolk and Virginia Beach, Virginia; St. Louis, Missouri; and Findlay and Sharonville, Ohio during 2007.
As of August 6, 2006, Max & Erma’s owns and operates 77 casual dining full-service restaurants in Akron, Canton, Columbus, Cleveland, Cincinnati, Dayton, Niles, and Toledo, Ohio; Indianapolis, Indiana; Detroit, Ann Arbor, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington, Louisville, and Crestview Hills, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia; Virginia Beach and Norfolk, Virginia. The Company also currently franchises 21 restaurants in Cleveland, Columbus, Cincinnati, Wilmington, Chillicothe, Dayton, and Sandusky, Ohio; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; Edinburgh, Evansville, Seymour, and Mishawaka, Indiana; Richmond, Virginia; and Detroit, Michigan. During 2006, Franchisees closed three locations, two of which were test locations on the Ohio Turnpike involving limited table service and no alcoholic beverages. A Company-owned restaurant is under construction in Springboro, Ohio. Franchised restaurants are under construction in Norfolk, Virginia and Findlay, Ohio. The Company’s common shares are traded on the NASDAQ National Market System under the symbol MAXE.

This release includes “forward-looking” information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication.
— FINANCIAL HIGHLIGHTS FOLLOW —

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Twelve Weeks Ended		Forty Weeks Ended
	August 6, 2006	August 7, 2005	August 6, 2006	August 7, 2005

REVENUES:	$40,646,117	$42,812,593	$141,044,845	$143,108,284

COSTS AND EXPENSES:
Costs of Goods Sold	10,226,514	10,885,092	35,979,771	36,495,241
Payroll and Benefits	13,325,262	14,199,428	45,273,003	46,049,942
Other Operating Expenses	13,414,347	14,170,918	46,760,200	47,226,112
Pre-Opening Expenses	28,139	173,728	36,288	297,766
Impairment of Assets	339,000		843,524	1,450,000
Administrative Expenses	3,298,643	3,646,076	11,151,354	11,567,774

Total Operating Expenses	40,631,905	43,075,242	140,044,140	143,086,835

Operating Income (Loss)	14,212	(262,649)	1,000,705	21,449
Interest Expense	806,152	564,284	1,276,207	1,808,519
Minority Interest in Income of Affiliated Partnership	19,251	19,251	57,754	38,503

LOSS BEFORE INCOME TAXES	(811,191)	(846,184)	(1,333,256)	(1,825,573)

INCOME TAXES (CREDIT)	(516,000)	100,000	(1,168,000)	(590,000)

NET LOSS	$(295,191)	$(946,184)	$(165,256)	$(1,235,573)

NET LOSS PER SHARE
Basic	$(0.12)	$(0.37)	$(0.06)	$(0.49)

Diluted	$(0.12)	$(0.37)	$(0.06)	$(0.49)

SHARES OUTSTANDING:
Basic	2,551,974	2,546,778	2,550,731	2,534,427

Diluted	2,551,974	2,546,778	2,550,731	2,534,427

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	August 6, 2006
	(UNAUDITED)	October 30, 2005
ASSETS
Current Assets:
Cash	$2,223,064	$2,910,889
Inventories	1,274,540	1,401,368
Other Current Assets	2,435,441	2,387,896

Total Current Assets	5,933,045	6,700,153

Property — At Cost	103,482,974	104,292,729
Less Accumulated Depreciation and Amortization	51,329,985	48,686,165

Property — Net	52,152,989	55,606,564

Other Assets	13,409,524	11,550,568

Total	$71,495,558	$73,857,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations	$2,729,519	$4,227,282
Accounts Payable	4,426,117	5,589,058
Accrued Payroll and Related Taxes	2,536,881	2,718,540
Accrued Liabilities	5,450,156	6,197,616

Total Current Liabilities	15,142,673	18,732,496

Long-Term Obligations — Less Current Maturities	43,057,114	41,817,482

Stockholders’ Equity:
Preferred Stock — $.10 Par Value;
Authorized 500,000 Shares — None Outstanding
Common Stock — $.10 Par Value;
Authorized 5,000,000 Shares,
Issued and Outstanding 2,551,974 Shares
At 08/06/06 and 2,546,778 Shares at 10/30/05	255,196	254,677
Additional Paid-In Capital	831,426	678,225
Retained Earnings	12,209,149	12,374,405

Total Stockholders’ Equity	13,295,771	13,307,307

Total	$71,495,558	$73,857,285